APPENDIX A

Shareholder Servicing Fees*

Fund:	Maximum Shareholder Servicing Fee Advisor Shares	Maximum Shareholder Servicing Fee Investor Shares
Brown Advisory Growth Equity Fund	0.15%	0.15%
Brown Advisory Flexible Equity Fund	0.15%	0.15%
Brown Advisory Small-Cap Growth Fund	0.15%	0.15%
Brown Advisory Small-Cap Fundamental Value Fund	0.15%	0.15%
Brown Advisory Maryland Bond Fund	0.05%	0.05%
Brown Advisory Intermediate Income Fund	0.05%	0.05%
Brown Advisory Equity Income Fund	0.15%	0.15%
Brown Advisory Tax-Exempt Bond Fund	0.05%	0.05%
Brown Advisory Sustainable Growth Fund	0.15%	0.15%
Brown Advisory Emerging Markets Select Fund	0.15%	0.15%
Brown Advisory – WMC Strategic European Equity Fund	0.15%	0.15%
Brown Advisory Mortgage Securities Fund	0.05%	0.05%
Brown Advisory Total Return Fund	0.05%	0.05%
Brown Advisory Global Leaders Fund	0.15%	0.15%
Brown Advisory Sustainable Bond Fund	0.05%	0.05%
Brown Advisory Mid-Cap Growth Fund	0.15%	0.15%
Brown Advisory – Beutel Goodman Large-Cap Value Fund	0.15%	0.15%
Brown Advisory Tax-Exempt Sustainable Bond Fund	0.05%	0.05%
Brown Advisory Sustainable Small-Cap Core Fund	0.15%	0.15%
Brown Advisory Sustainable International Leaders Fund	0.15%	0.15%
Brown Advisory Sustainable Value Fund	0.15%	0.15%

* The Institutional Shares do not charge Shareholder Servicing Fees.

As adopted by the Board of Trustees: May 2, 2012

As renewed and amended by the Board of Trustees: November 2, 2022